UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 17, 2007


                                  ULTICOM, INC.

             (Exact name of registrant as specified in its charter)


        NEW JERSEY                     0-30121                   22-2050748

(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (856) 787-2700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01   OTHER EVENTS.

On April 17, 2007, Ulticom, Inc. (the "Company") filed a Form 12b-25 with the Securities and Exchange Commission indicating that its Annual Report on Form 10-K for the fiscal year ended January 31, 2007 was not filed on its due date of April 16, 2007. The Company will not seek a 15-day filing extension because it does not believe it could file the Annual Report by the end of the extension period as a result of the ongoing investigation relating to certain of the Company's historical accounting practices.

The Company intends to issue results for the fiscal quarters ended April 30, 2006, July 31, 2006 and October 31, 2006 and the fiscal years ended January 31, 2006 and January 31, 2007, and to file its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2006, July 31, 2006 and October 31, 2006, and Annual Reports on Form 10-K for the fiscal years ended January 31, 2006 and January 31, 2007, together with restated historical financial statements, as soon as practicable.



























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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ULTICOM, INC.


Date:  April 17, 2007                        By:    /s/ Mark Kissman
                                                 ---------------------------
                                             Name:  Mark Kissman
                                             Title: Chief Financial Officer














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